                                                                     EXHIBIT 3.3


                                      FORM

                                       of

                             ARTICLES OF AMENDMENT

                               setting forth the

                          CERTIFICATE OF DESIGNATIONS

                                       of

               SERIES A CUMULATIVE PARTICIPATING PREFERRED STOCK

                                       of

                          AMERICAN REALTY TRUST, INC.

                    (Pursuant to Section 14-2-602(d) of the
                       Georgia Business Corporation Code)

                            --------------------


       American Realty Trust, Inc., a corporation organized and existing under the Georgia Business Corporation Code (hereinafter called the "Corporation"), hereby certifies that these articles of amendment to the Articles of Incorporation of the Corporation were duly adopted by the Board of Directors of the Corporation as required by Section 14-2-602(d) of the Georgia Business Corporation Code (which Section provides that no shareholder action is required in order to effect these articles of amendment) at a meeting duly called and held on April 11, 1990:

       RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Articles of Incorporation, the Board of Directors hereby amends the Articles of Incorporation so as to create a series of the special class of stock, $2.00 par value per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

       Series A Cumulative Participating Preferred Stock:

1. Designation and Amount. The shares of such series shall be designated as "Series A Cumulative Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors;

provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

2.            Dividends and Distributions.

              (A) The holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, $2.00 par value per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be titled to receive, when, an and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash and the fifteenth day of March, June, September and December in each year (each such date being referred to herein and a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock of a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Data, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause M of the preceding sentence shall be adjusted by multiplying such amount by, a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which in the Owner of shares of Common Stock that were outstanding immediately prior to such event.

              (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any

                            Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable an each subsequent Quarterly Dividend Payment Date.

              (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of Issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

              (A) Each share of Series A Preferred Stock shall entitle the holder thereof to one hundred votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of comma stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) then in each such came, the number of votes to which holders of shares of Series A Preferred Stock were entitled to immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock Outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              (B) Except as otherwise provided herein, in the Articles of Incorporation, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

              (C) Except as set forth herein, or as otherwise provided by the Articles of Incorporation or by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common stock as not forth herein) for taking any corporate action.

4.            Certain Restrictions.

              (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                            (i) declare or pay dividends, or make any other distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                                           up) to the Series A Preferred Stock;

                            (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                                           up) with the Series A Preferred
                                           Stock, except dividends paid ratably
                                           on the Series A Preferred Stock and
                                           all such parity stock on which
                                           dividends are payable or in arrears
                                           in proportion to the total amounts
                                           to which the holders of all such
                                           shares are then entitled;

                            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends and upon dissolution, liquidation or winding up) to the Series A
                                           Preferred Stock; or

                            (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with the terms of the Articles of Incorporation and with a purchase offer made in writing or by publication (as determined by the Board of
                                           Directors) to all holders of such
                                           shares upon such terms as the Board
                                           of Directors, after consideration of
                                           the respective annual dividend rates
                                           and other relative rights and
                                           preferences of the respective series
                                           and classes, shall determine in good
                                           faith will result in fair and
                                           equitable treatment among the
                                           respective series or classes.

              (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on Issuance met forth herein, in the Articles of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of abates of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or affect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding Immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

8. Ranking. The Series A Preferred Stock shall tank on a parity as to dividends and upon liquidation, dissolution or winding up with all other Preferred Stock issued by the Corporation.

9. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

10. Fractional Shares. The Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of Series A Preferred Stock.

       IN WITNESS WHEREOF, this Article of Amendment is executed on behalf of the Corporation by its Vice President and Treasurer and attested by its Assistant Secretary as of the 11th day of April, 1990.




                                           -------------------------------------
                                           Vice President and Treasurer

Attest:


---------------------
Assistant Secretary

                           (Form of Right Certificate)



Certificate No. R-                                           ____________ Rights


       NOT EXERCISABLE AFTER APRIL 23, 2000 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY ASSOCIATES OR AFFILIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THE RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO IS, WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS THOSE TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT.](1)


                                Right Certificate

                           AMERICAN REALTY TRUST, INC.


       This certifies that _________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of April 12, 1990 (the "Rights Agreement") between American Realty Trust, Inc., a Georgia corporation (the "Company"), and American Stock Transfer and Trust Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date and prior to 5:00 P.M. (New York City time) on the Expiration Date (as such terms are defined in the Rights Agreement) at the principal office or such other office of the Rights Agent designated for such purpose, or of its successors as Rights Agent, one one-hundredth of a fully-paid, nonassessable share of Series A Cumulative Participating Preferred Stock, $2.00 par value per share (the "Preferred Shares"), of the Company, at a purchase price of $25 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the appropriate Form of Election to Purchase Shares duly





-------------------------

       (1) The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, have been determined as of April 11, 1990.

       As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, and in certain circumstances may be exercised to purchase securities of issuers other than the Company.

       This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above mentioned office of the Rights Agent and are available free of charge upon written request from the Rights Agent at:

                            American Stock Transfer and Trust Company
                            99 Wall Street
                            New York, New York 10005

       This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a Preferred Share on the Rights evidenced by the Right Certificate or Right
Certificates surrendered shall have entitled such holder to purchase.   If this
Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

       Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate my be redeemed by the Company at its option at a redemption price of $.01 per light (payable in cash, shares of Common Stock or other consideration) appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.

       Subject to the provisions of the Rights Agreement, the Right evidenced by this Right Certificate (and the Rights Agreement itself) may be amended by action of the Company's Board of Directors.

       No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

       No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or of any other securities of the Company which any at any time be issuable an the exercise hereof, not shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

       This Right Certificate shall not be valid or obligatory for any purpose until it shall have been Countersigned by the Rights Agent.

       WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.


Dated as of April 23, 1990.

ATTEST:                                    AMERICAN REALTY TRUST, INC.


By:                                        By:
   --------------------------------           ----------------------------------
       Secretary                           Title:

Countersigned:

AMERICAN STOCK TRANSFER AND TRUST
  COMPANY

By:
   --------------------------------
       Authorized Signature

                  [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate)



       FOR VALUE RECEIVED ________________ hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


DATED:                      , 19__
       ---------------------


                                           -------------------------------------
                                           Signature

Signature Guaranteed:

                                  Certificate


       The undesigned hereby certifies by checking the appropriate boxes that:

       (1) this Right Certificate is not being sold, assigned and transferred by or on behalf of a Person who in or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such term are defined in the Rights Agreement);

       (2)    after due inquiry and to the best knowledge of the undersigned,
it [   ] did [   ] did not acquire the Rights evidenced by this Right
Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:               , 19__
      ---------------

                                         --------------------------------------
                                         Signature

Signature Guaranteed:



                                     NOTICE

       The signature of the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                      FORM OF ELECTION TO PURCHASE SHARES

       (To be executed if holder desires to exercise the Right Certificate)

To American Realty Trust, Inc.:

       The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Right Certificate to purchase the Preferred Shares (or such other securities of the Company or any other person) and requests that certificates for such Preferred Shares be issued in the name of:


Please insert social security
or other identifying number



--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------



If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of Such Rights shall be registered in the name of and delivered to:


--------------------------------------------------------------------------------
           (Please insert social security or other identifying number)


--------------------------------------------------------------------------------
                         (Please print name and address)


Dated:                      , 19__
       ---------------------


                                           -------------------------------------
                                           Signature

Signature Guaranteed:

                                  Certificate

       The undersigned hereby certifies by checking the appropriate boxes that:

       (1)    the Rights evidenced by this Right Certificate[   ] are [   ] are
not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

       (2)    after due inquiry and to the best knowledge of the undersigned,
it[   ] did [   ] did not acquire the Rights evidenced by this Right
Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.



Dated:               , 19__
      ---------------                             ------------------------------
                                                  Signature

Signature Guaranteed:


                                     NOTICE

       The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.